UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021 (December 2, 2021)

Ribbit LEAP, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39507	98-1549449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

364 University Avenue Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 485-3758

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, and one-fifth of one Warrant to acquire one Class A ordinary share	LEAP.U	The New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	LEAP	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	LEAP.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 2, 2021, the Board of Directors (the “Board”) of Ribbit LEAP, Ltd. (the “Company”) appointed Jeff Bogan as a director of the Company and a member of the Company’s Audit Committee, effective immediately. Mr. Bogan will serve in the class of directors whose term expires at the Company’s second general annual meeting of shareholders. The Board has determined that Mr. Bogan is an independent director under applicable Securities and Exchange Commission and New York Stock Exchange rules.

In connection with the appointment of Mr. Bogan, the Company and Mr. Bogan entered into the following agreements:

•	A Letter Agreement, dated December 2, 2021, between the Company and Mr. Bogan, pursuant to which Mr. Bogan has agreed to: vote any Class B ordinary shares and Class A ordinary shares held by him in favor of the Company’s initial business combination; facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period required by its amended and restated memorandum and articles of association; and certain transfer restrictions with respect to the Company’s securities.
•	An Indemnity Agreement, dated December 2, 2021, between the Company and Mr. Bogan, providing Mr. Bogan contractual indemnification in addition to the indemnification provided for in the Company’s amended and restated memorandum and articles of association.
•	A Share Transfer Agreement, dated December 2, 2021, pursuant to which Ribbit LEAP Sponsor, Ltd. (the “Sponsor”) transferred 32,500 Class B ordinary shares of the Company to Mr. Bogan.
•	A Joinder Agreement, dated December 2, 2021, pursuant to which Mr. Bogan became a party to that certain Registration and Shareholder Rights Agreement, dated September 10, 2020, among the Company, the Sponsor and certain equityholders of the Company, which provides for customary demand and piggy-back registration rights for the Sponsor, and customary piggy-back registration rights for Mr. Bogan and such other equityholders.

The foregoing descriptions of the Letter Agreement, the Indemnity Agreement, the Share Transfer Agreement and the Joinder Agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement, the Indemnity Agreement, the Share Transfer Agreement and the Joinder Agreement, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Other than the foregoing, Mr. Bogan is not party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.

10.1	Letter Agreement, dated December 2, 2021, between the Company and Mr. Bogan.

10.2	Indemnity Agreement, dated December 2, 2021, between the Company and Mr. Bogan.

10.3	Share Transfer Agreement, dated December 2, 2021, between the Company and Mr. Bogan.

10.4	Joinder Agreement, dated December 2, 2021, between the Company, the Sponsor and Mr. Bogan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2021

Ribbit LEAP, Ltd.

By:	/s/ Cynthia McAdam
Name:	Cynthia McAdam
Title:	Chief Operating Officer